                                                                     EXHIBIT 3.1

                                           Memorandum of Association, as amended




FORM NO. 2
                            [NATION OF BERMUDA SEAL]

                                    BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                           MEMORANDUM OF ASSOCIATION
                                       OF

                          Annuity Re (Holdings), Ltd.
                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2. We, the undersigned, namely,

       NAME            ADDRESS       BERMUDIAN    NATIONALITY    NUMBER OF
                                      STATUS                     SHARES
                                     (Yes/No)                    SUBSCRIBED

Anthony D. Whaley   Clarendon House    Yes          British      One
                    2 Church Street
                    Hamilton HM11
                    Bermuda

Edwin S. Mortimer        "             Yes          British      One

Donald H. Malcolm        "             Yes          British      One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3. THE COMPANY IS TO BE AN EXEMPTED COMPANY AS DEFINED BY THE COMPANIES ACT
   1981.

4. THE COMPANY HAS POWER TO HOLD LAND SITUATED IN BERMUDA NOT EXCEEDING IN ALL, INCLUDING THE FOLLOWING PARCELS -

   N/A

5. THE AUTHORISED SHARE CAPITAL OF THE COMPANY IS US$250,000 DIVIDED INTO SHARES OF US$1.00 EACH. THE MINIMUM SUBSCRIBED SHARE CAPITAL OF THE COMPANY IS US$12,000.

6. THE OBJECTS FOR WHICH THE COMPANY IS FORMED AND INCORPORATED ARE -

     1. to act and to perform all the functions of a holding company in all its branches and to co-ordinate the policy and administration of any subsidiary company or companies wherever incorporated or carrying on business or of any group of companies of which the Company or any subsidiary company is a member or which are in any manner controlled directly or indirectly by the Company.

     2. to act as an investment company and for that purpose to acquire and hold upon any terms and, either in the name of the Company or that of any nominee, shares, stock, debentures, debenture stock, annuities, notes, mortgages, bonds, obligations and securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company wherever incorporated or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may be from time to time determined;

     3. as set out in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to The Companies Act 1981.

7. POWERS OF THE COMPANY

     1. The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof.


---------------------------------       -------------------------------

/s/ Anthony D. Whaley                        [Signature Illegible]
---------------------------------       -------------------------------

/s/ Edwin S. Mortimer                        [Signature Illegible]
---------------------------------       -------------------------------

/s/ Donald H. Malcolm                        [Signature Illegible]
---------------------------------       -------------------------------

         (Subscribers)                              (Witnesses)

SUBSCRIBED this 10th day of November, 1997

FORM NO. 3a                                            REGISTRATION NO. EC/24176


                                     [LOGO]

                                    BERMUDA

                          CERTIFICATE OF INCORPORATION
                               ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of THE COMPANIES ACT 1981 ANNUITY RE (HOLDINGS), LTD. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as ANNUITY AND LIFE RE (HOLDINGS), LTD. on the 17TH day of DECEMBER, 1997.


                              Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 31ST day of DECEMBER, 1997.





                              /s/[ILLEGIBLE]
                              ---------------------------------
STAMP DUTY (To be affixed)    FOR ACTING REGISTRAR OF COMPANIES

FORM NO. 7


                                     [LOGO]

                                    BERMUDA
                             THE COMPANIES ACT 1981
                    MEMORANDUM OF INCREASE OF SHARE CAPITAL
                                       OF
                      Annuity and Life Re (Holdings), Ltd.
                    ---------------------------------------
                   (hereinafter referred to as "the Company")



DEPOSITED in the office of the Registrar of Companies on the 17 day of December, 1997, in accordance with the provisions of Section 45(3) of the Companies Act 1981.

     Minimum Share Capital of the Company       US$250,000.00

     Authorised Share Capital of the Company    US$250,000.00


     Increase of Share Capital as authorised
     by a resolution passed at a general
     meeting of the Company on the 3rd          US$149,750,000.00
     day of December  , 1997
                                                -----------------


AUTHORISED SHARE CAPITAL AS INCREASED
                                                US$150,000,000.00
                                                -----------------

DULY STAMPED in the amount of BD$XXXXXXX being the stamp duly payable on the amount of increase of share capital of the Company in accordance with the provisions of the Stamp Duties Act, 1976.



                                                 /S/ May Coye
                                                -----------------
                                                        Secretary


DATED THIS 17 day of December        , 1997.


NOTE: This memorandum must be filed in the office of the Registrar of Companies within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.

                      Annuity and Life Re (Holdings), Ltd.
                                Clarendon House
                                2 Church Street
                          Hamilton HM11       Bermuda



I, May Coye, Secretary of Annuity and Life Re (Holdings), Ltd., DO HEREBY CERTIFY that the following is a true copy of a Resolution adopted by the Members of the Company at a Meeting thereof duly convened and held on the 3rd day of December, 1997, at which Meeting a quorum was present and voting throughout and that such Resolution is still in full force and effect as at the date hereof:


     "RESOLVED that the authorised capital of the Company be increased from US$250,000 to US$150,000,000 by the creation of an additional 99,750,000 common shares of a par value of US$1.00 and an additional 50,000,000 preferred shares of par value US$1.00, each with rights as set out in the Bye-Laws of the Company."



                                       /s/  May Coye
                                       ____________________________________
                                       Secretary



Dated. This 23rd day of December, 1997.